UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2008

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2008, Electronics For Imaging, Inc. (the “Company”) agreed to amend the Purchase and Sale Agreement and Joint Escrow Instructions, dated October 23, 2008 (the “Agreement”), with Gilead Sciences, Inc. (“Gilead”). Subject to various closing conditions, the Agreement provides for the sale by the Company of certain real property and improvements and certain other assets to Gilead for a total purchase price of $137,500,000.

As previously disclosed, prior to its amendment, the Agreement provided that, on or prior to December 12, 2008, Gilead could terminate the Agreement in its sole discretion. The parties have agreed to extend this date to January 13, 2009. The January 2009 closing date has not been amended.

The foregoing description of the Agreement, as amended, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, as amended, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 18, 2008	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer